UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2007

LINCOLN BANCORP
(Exact name of registrant as specified in its charter)

INDIANA	000-25219	35-2055553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Southfield Drive, Plainfield, Indiana		46168-0510
(Address of principal executive offices)		(Zip Code)

(317) 839-6539
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On September 18, 2007, the Board of Directors of Lincoln Bancorp (the “Company”) considered and approved amendments to previously disclosed director compensation plans of Lincoln Bank, the Company’s wholly owned subsidiary (the “Bank”).  Although Jerry R. Engle, the Chairman of the Board, President and Chief Executive Officer of the Company and the President and Chief Executive Officer of the Bank, serves as a director, he does not participate in either of the two director compensation plans amended by the Board of Directors.

The Board of Directors amended both the Unfunded Deferred Compensation Plan for the Directors of Lincoln Bank (as amended and restated effective January 1, 2005) (the “Directors Deferred Compensation Plan”) and the Lincoln Bank Deferred Director Supplemental Retirement Plan (as amended and restated effective January 1, 2005) (the “Directors SERP”) to comply with Section 409A of the Internal Revenue Code. In each case, detailed new definitions were added for “Change in Control” and “Separation from Service” to conform to the requirements of Section 409A.  In addition, both plans were amended to clarify that full payment of any unpaid benefits will be made as of a Change in Control, as defined in the plans.

A copy of the Directors Deferred Compensation Plan is attached hereto as Exhibit 10.1 and incorporated herein by this reference.  A copy of the Directors SERP is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description

10.1	Unfunded Deferred Compensation Plan for the Directors of Lincoln Bank (as amended and restated effective January 1, 2005)
10.2	Lincoln Bank Deferred Director Supplemental Retirement Plan (as amended and restated effective January 1, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 19, 2007	LINCOLN BANCORP

	By:	/s/ Jerry R. Engle
Jerry R. Engle, Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Location

10.1	Unfunded Deferred Compensation Plan for the Directors of Lincoln Bank (as amended and restated effective January 1, 2005)	Attached
10.2	Lincoln Bank Deferred Director Supplemental Retirement Plan (as amended and restated effective January 1, 2005)	Attached